Exhibit No. 23(b)


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement Nos. 33-50543, 33-50617, 33-50715, 333-02571, 33-59926, 33-60314, 333-02575,
333-14209 and 333-30263 of Duke Energy Corporation on Form S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-29587, and 333-34655 of Duke Energy
Corporation on Form S-8 of our report on the consolidated financial statements of PanEnergy Corp as of and for the years ended December 31, 1996 and 1995, dated January 16, 1997, appearing in this Form 10-K of Duke Energy Corporation for the year ended December 31, 1997.





                       /s/        KPMG PEAT MARWICK LLP
                                      ----------------------------------------
Houston, Texas

March 27, 1998